Exhibit 99.1

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
INVESTMENTS IN REAL ESTATE, net	$1,294,866	$1,392,097
CASH AND CASH EQUIVALENTS	73,888	12,475
RESTRICTED CASH	36,633	46,849
ACCOUNTS RECEIVABLE, net	12,260	8,453
OTHER ASSETS	10,715	6,492
INTEREST RATE DERIVATIVE INSTRUMENT, at fair value	49	—
DEFERRED FINANCING COSTS, net of accumulated amortization of $6,348 and $36,309, respectively	16,845	614
DEFERRED FRANCHISE FEES, net of accumulated amortization of $4,103 and $3,704, respectively	4,385	3,541
Total assets	$1,449,641	$1,470,521
LIABILITIES AND EQUITY
NOTES PAYABLE	$1,179,980	$1,161,725
OTHER LIABILITIES:
Accounts payable and accrued liabilities	74,275	42,031
Accrued interest payable	3,161	16,529
Total liabilities	1,257,416	1,220,285
COMMITMENTS AND CONTINGENCIES
PREFERRED STOCK, $0.01 par value, 10,000,000 shares authorized:
Series B, 8.75%, $0.01 par value, $25.00 redemption value, 3,450,000 shares issued and outstanding	60,375	60,375
Series C, 9.00%, $0.01 par value, $25.00 redemption value, 2,400,000 shares issued and outstanding	40,800	40,800
Series D, 8.00%, $0.01 par value, $250.00 redemption value, 125 shares issued and outstanding	31	31
MEMBERS’ EQUITY	91,019	149,030
Total equity	192,225	250,236
Total liabilities and equity	$1,449,641	$1,470,521

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
REVENUES:
Rooms	$117,470	$109,321	$339,599	$316,961
Food and beverage	2,118	1,894	6,511	6,169
Other	1,820	1,730	5,267	4,916
Total hotel revenues	121,408	112,945	351,377	328,046
OPERATING EXPENSES:
Direct hotel expenses:
Rooms	29,409	28,071	84,498	80,210
Food and beverage	1,996	2,000	6,011	5,797
Other	1,165	1,166	3,376	3,324
Non-departmental	36,952	35,425	107,802	102,402
Property tax, ground lease, insurance and property management fees	8,518	7,939	25,171	23,584
Corporate overhead	2,561	1,650	8,161	4,669
Asset management fees	1,188	1,761	4,485	5,264
Depreciation and amortization	20,824	20,886	62,768	62,328
Impairment charges	2,447	3,297	54,223	5,054
Total operating expenses	105,060	102,195	356,495	292,632
OPERATING INCOME (LOSS)	16,348	10,750	(5,118)	35,414
Interest income	20	22	61	62
Interest expense	(13,835)	(21,010)	(49,212)	(62,699)
Other income	130	140	145	216
Unrealized loss on derivatives	(244)	—	(244)	—
Loss on sale of investment in real estate	—	—	—	—
Contingent loss on litigation settlement	—	—	(24,250)	—
Gain on extinguishment of debt	—	—	13,199	—
INCOME (LOSS) FROM CONTINUING OPERATIONS	2,419	(10,098)	(65,419)	(27,007)
Income from discontinued operations	—	582	—	490
NET INCOME (LOSS)	2,419	(9,516)	(65,419)	(26,517)
Preferred dividends	—	—	—	—
NET INCOME (LOSS)	$2,419	$(9,516)	$(65,419)	$(26,517)
COMPREHENSIVE INCOME (LOSS)	$2,419	$(9,516)	$(65,419)	$(26,517)

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

CONDENSED COMBINED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(in thousands)

	PREFERRED STOCK			EQUITY MEMBERS		TOTAL EQUITY
	Series B	Series C	Series D	W2007 Finance Sub, LLC	Whitehall Parallel Global Real Estate LP 2007
Balance as of January 1, 2014	$60,375	$40,800	$31	$144,319	$4,711	$250,236
Contribution	—	—	—	678	22	700
Forgiveness of accrued asset management fees	—	—	—	6,496	212	6,708
Net loss	—	—	—	(63,351)	(2,068)	(65,419)
Balance as of September 30, 2014	$60,375	$40,800	$31	$88,142	$2,877	$192,225

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2014	2013
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(65,419)	$(26,517)
Adjustments to reconcile net loss to net cash from operating activities:
Bad debt expense	50	165
Accretion of notes payable fair value adjustment at acquisition	747	912
Amortization of deferred financing costs	4,857	234
Fair value adjustment of interest rate derivative	244	—
Deductible on involuntary conversion claims	438	387
Depreciation and amortization	62,768	65,233
Amortization of below market ground leases	196	196
Gain on extinguishment of debt	(13,199)	—
Net loss on sale of investment in real estate	—	254
Impairment charges	54,223	5,054
Contingent loss on litigation settlement	24,250	—
Changes in operating assets and liabilities:
Accounts receivable	(4,273)	(1,943)
Other assets	(2,291)	(381)
Accounts payable and accrued liabilities	10,812	7,174
Accrued interest payable	(169)	9,930
Net cash from operating activities	73,234	60,698
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to investments in real estate	(21,041)	(19,456)
Proceeds from property casualty insurance	2,177	2,006
Franchise fees	—	(1,227)
Net proceeds from sale of investment in real estate	—	3,557
Change in restricted cash	10,216	(7,496)
Net cash used in investing activities	(8,648)	(22,616)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash contributions	700	50
Purchase of interest rate derivative instruments	(293)	—
Payment of deferred financing costs	(21,088)	—
Proceeds from notes payable	976,000	—
Principal payments on notes payable	(958,492)	(31,171)
Net cash used in financing activities	(3,173)	(31,121)
NET CHANGE IN CASH AND CASH EQUIVALENTS	61,413	6,961
CASH AND CASH EQUIVALENTS, beginning of period	12,475	13,216
CASH AND CASH EQUIVALENTS, end of period	$73,888	$20,177
SUPPLEMENTAL DISCLOSURES:
Interest paid	$42,905	$50,744
Non-cash additions to investments in real estate included in accounts payable and accrued liabilities	$5,432	$2,962

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. ORGANIZATION:

W2007 Grace I, LLC (Grace I), a Tennessee limited liability company, was formed on June 19, 2007. Grace I is owned by W2007 Finance Sub, LLC, a Delaware limited liability company, and Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership (collectively, Whitehall). Net income or loss is allocated among the members in accordance with Grace I’s limited liability company agreement. WNT Holdings, LLC (WNT), a Delaware limited liability company, was organized effective July 10, 2012. WNT is also owned by Whitehall. Net income or loss is allocated among the members in accordance with WNT’s limited liability company agreement. The general partner of Whitehall Parallel Global Real Estate Limited Partnership 2007 and the partnerships owning W2007 Finance Sub, LLC is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. (GS Group) and, therefore, is an affiliate of GS Group. GS Group in turn also controls Goldman, Sachs & Co. (GS) and Goldman Sachs Mortgage Company (GSMC). Consequently, GS and GSMC are also affiliates of Whitehall.

Grace I, W2007 Grace Acquisition I, Inc. (Grace Acquisition I), Equity Inns, Inc. (Equity Inns), Grace II, L.P. (Grace II) and Equity Inns Partnership, L.P. (Equity LP) entered into an agreement and plan of merger (Merger Agreement) whereby Equity Inns would merge with and into Grace Acquisition I and Grace II would merge with and into Equity LP (Merger). The Merger was completed on October 25, 2007. Prior to the Merger, Grace I had no operations other than its activities in anticipation of the Merger.

Prior to the Merger, Equity Inns was a public hotel company and had elected to be taxed as a real estate investment trust (REIT) for federal income tax purposes. Equity Inns, through its wholly owned subsidiary, Equity Inns Trust (Equity Trust), was the sole general partner of Equity LP. Equity Inns, Equity Trust and Equity LP (and its wholly owned subsidiaries) are hereinafter collectively referred to as Equity. Prior to the Merger, Equity owned 137 limited-service hotels located throughout the United States.

Subsequent to the Merger, Grace II changed its name to W2007 Equity Inns Partnership, L.P. (W2007 Equity LP). As of September 30, 2014, Grace I owns all of the common shares of Grace Acquisition I and Grace Acquisition I owns a 1% general partnership interest in W2007 Equity LP (with Grace I owning a 1% general partnership interest and a 98% limited partnership interest). In addition, as of September 30, 2014, Grace I is the sole member of W2007 EQN Intermountain, LLC (Intermountain), which owned a hotel located in Reno, Nevada prior to the transfer to its lender through a deed in lieu agreement during 2012. Grace I, Grace Acquisition I, Intermountain and W2007 Equity LP (and its wholly owned subsidiaries) are hereinafter collectively referred to as Grace.

Following the Merger, Grace Acquisition I and Grace I entered into a Keepwell Agreement, effective as of the date of the Merger (the Keepwell Agreement), pursuant to which Grace I agreed to make such cash payments to Grace Acquisition I as are necessary to enable Grace Acquisition I to satisfy its obligations to the holders of its 8.75% Series B cumulative preferred stock (Series B preferred stock) and 9.00% Series C cumulative preferred stock (Series C preferred stock) in accordance with Grace Acquisition I’s charter when Grace Acquisition I determines, or is legally compelled, to satisfy such obligations. To date, no payments have been made and none are due under the Keepwell Agreement. The Keepwell Agreement may be terminated only by an agreement by both parties at any time upon 30 days’ prior written notice. There are no third-party beneficiaries of the Keepwell Agreement.

On March 31, 2008, Grace Acquisition I, pursuant to Section 856(g)(2) of the Internal Revenue Code of 1986, as amended (the Code), revoked its election under Section 856(c)(1) of the Code to be a REIT for the taxable year ending on December 31, 2008. Consequently, subsequent to December 31, 2007, Grace Acquisition I is subject to income taxes at statutory corporate rates.

Grace leased substantially all of its hotels to subsidiaries (TRS Lessees) of W2007 Equity Inns TRS Holdings, Inc. (TRS Holdings), a taxable REIT subsidiary, pursuant to certain percentage lease agreements (the TRS Leases). The TRS Leases were necessary for Grace to comply with certain REIT provisions of the

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. ORGANIZATION:  – (continued)

Code. As discussed above, Grace has revoked its election to be taxed as a REIT. As of December 31, 2012, all of the TRS Leases had been terminated.

In July 2012, WNT acquired, for $175,000,000, an option (Purchase Option) to purchase a 97% equity interest in W2007 Equity Inns Senior Mezz, LLC (Senior Mezz), a wholly owned subsidiary of Grace I, from an affiliate of GSMC. The Purchase Option was not effective or exercisable until certain notes payable of Senior Mezz and its subsidiaries had been paid in full. On April 11, 2014, Senior Mezz and its subsidiaries refinanced the GE Mortgage Note Payable (see Note 3) and WNT exercised the Purchase Option. Prior to the exercise of the Purchase Option, WNT had no operations other than its activities in anticipation of the exercise of the Purchase Option. WNT and its subsidiaries are hereinafter collectively referred to as WNT.

Grace and WNT are separate entities that do not have ownership interest in each other but are under common control of Whitehall. Since Grace and WNT are under common control of Whitehall, the consolidated financial statements of Grace and WNT have been combined and Grace and WNT collectively are hereinafter referred to as the Company.

As of September 30, 2014, the Company owns 126 hotels located in 35 states, which operate under franchise agreements with Marriott, Hilton, Hyatt and Intercontinental. As of September 30, 2014, the managers of these hotels are as follows:

Number of Hotels
Hilton Hotels Corporation	46
Pillar Hotels and Resorts, L.P.	24
McKibbon Hotel Group	21
Huntington Hotel Group	13
Other (represented by four different management companies)	22
126

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of presentation

As previously discussed, Grace and WNT are separate entities that do not have ownership interest in each other but are under common control of Whitehall. Since Grace and WNT are under common control of Whitehall, the consolidated financial statements of each of Grace and WNT have been combined and Grace and WNT collectively are hereinafter referred to as the Company. The combined consolidated financial statements include the accounts of Grace I and its subsidiaries and WNT and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

The Company prepares its unaudited condensed combined consolidated financial statements in conformity with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements and related notes should be read in conjunction with Grace’s consolidated financial statements and notes thereto included in Exhibit 99.2 of the Form 8-K filed with the Securities and Exchange Commission (SEC) on June 2, 2014 by American Realty Capital Hospitality Trust, Inc. (ARC Hospitality).

Some of the Company’s hotel operations have historically been seasonal. This seasonality pattern causes fluctuations in the operating results. Consequently, operating results for the three and nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

Use of estimates

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has evaluated subsequent events through November 14, 2014, the date which the financial statements were available to be issued.

Investments in real estate

Real estate investments are carried at depreciated cost net of reduction for impairment. Expenditures for ordinary repairs and maintenance are expensed as incurred. Significant renovations and improvements, which improve or extend the useful life of the assets, are capitalized. Full stock replacements of china, glass, silver, uniforms and linen are capitalized and incidental purchases are expensed as incurred.

Investments in real estate consist of the following (in thousands):

	September 30, 2014	December 31, 2013
Land and improvements	$262,347	$277,497
Buildings and improvements	1,094,400	1,159,285
Furniture, fixtures and equipment	335,904	322,019
Below market ground leases	13,253	13,253
Total cost	1,705,904	1,772,054
Accumulated depreciation/amortization	(411,038)	(379,957)
Investments in real estate, net	$1,294,866	$1,392,097

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows: buildings and improvements over 7.5 to 39 years; land improvements over 15 years; and furniture, fixtures and equipment, including china, glass, silver, uniforms and linen, over 3 to 7 years. Below market ground leases were amortized over the remaining term of the related lease agreements, which ranged from 16 to 52 years as of September 30, 2014.

Assets are classified as held for sale if a disposal plan is in place, actions to achieve the sale have been initiated, a sale is probable and it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. Sales of the Company’s investments in real estate take a significant amount of time to consummate and many changes in the terms and timing are typical in the process. Accordingly, management does not classify assets as held for sale until a contract is pending, closing is scheduled and the probability of significant changes in terms or timing is insignificant.

On May 23, 2014, the subsidiaries of the Company entered into an agreement to sell their 126 hotels for a combined purchase price of $1.925 billion, subject to certain adjustments, to affiliates of ARC Hospitality. The agreement was subsequently amended and restated on November 11, 2014 to exclude ten hotels from the sale, remove several closing contingencies and extend the closing date. The amended and restated agreement provides for the sale of 116 hotels for a combined purchase price of $1.808 billion with closing scheduled on February 27, 2015. The selling subsidiaries have agreed to provide seller financing in certain circumstances. The closing of the sale is subject to customary lender approvals as well as other usual closing conditions. As of September 30, 2014, the Company concluded that there could be no assurance that the transaction will close as scheduled, or at all, and, therefore, the real estate investments to be sold were not classified as held for sale as of September 30, 2014 or December 31, 2013.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

Fair value measurements

Fair value measurements are market-based measurements, not entity-specific measurements. Fair value measurement assumptions are classified under a hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and management’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair value measurements of financial and nonfinancial assets and liabilities are based on (1) the assumptions that market participants would use in pricing the asset or liability, if available, or (2) management’s estimates of market participant assumptions.

Certain assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments only in certain circumstances (for example, when recording impairment on long-lived assets). The following table presents nonfinancial assets measured at fair value on a nonrecurring basis as of September 30, 2014 and 2013, and related impairment charges recorded (in thousands):

	Level 1	Level 2	Level 3	Total Impairment Write-downs
2014
Investments in real estate	$—	$—	$—	$51,776	(1)
Investments in real estate	—	—	58,796	2,447
				$54,223
2013
Investments in real estate	$—	$—	$—	$1,757	(2)
Investments in real estate	—	—	6,588	3,297
				$5,054

(1)	This impairment charge was recognized during the three months ended June 30, 2014 based on a fair value (Level 3) of $176,355 as of June 30, 2014.
(2)	This impairment charge was recognized during the three months ended June 30, 2013 based on a fair value (Level 3) of $5,352 as of June 30, 2013.

Management reviews its investments for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The impairment write-downs recorded in the three and nine months ended September 30, 2013 were the result of unfavorable economic conditions within the markets in which the impaired hotels are located and hotel specific factors that were expected to negatively impact the future operations of the hotels. The assumptions used both in estimating fair values through a discounted cash flow model and the undiscounted cash flow analysis are inherently judgmental and reflect current and projected trends in revenue per available room, operating expenses, capitalization rates, discount rates, and the estimated holding periods for the applicable hotels. If an indicator of potential impairment exists, the hotel is tested for impairment for financial accounting purposes by comparing its carrying value to the estimated future undiscounted cash flows. The amounts of the impairments were calculated as the amounts by which the carrying values of the hotels exceeded fair values.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

The impairment write-downs recorded in the three and nine months ended September 30, 2014 were determined as the excess of the carrying values of the impaired hotels exceeding the sum of (i) the discounted cash flows expected from the operation of the hotels through the date of sale and (ii) the discounted allocated net sale prices of the hotels, which are the Company’s best estimate of the cash flows related to the hotels.

The following table presents quantitative information about significant unobservable inputs used in determining the fair value of the above noted nonfinancial assets ($ in thousands):

2014

Property Type	Fair Value	Valuation Techniques	Unobservable Inputs	Range of Inputs
Hotels	$235,151	Discounted cash flows	Discount rate	12%
			Exit price per key	$50 – 125
			Hold period	3 – 6 months
			Revenue growth	(8) – 45%
			Expense growth	(10) – 17%
2013

Property Type	Fair Value	Valuation Techniques	Unobservable Inputs	Range of Inputs
Hotels	$11,940	Discounted cash flows	Discount rate	12%
			Exit price per key	$40 – 63
			Hold period	25 – 28 months
			Revenue growth	4 – 6%
			Expense growth	3 – 4%
Revenue recognition

Revenues include room, food and beverage, and other hotel revenues such as guest telephone charges, equipment rentals, vending income, in-room movie sales, parking and business centers. Revenues from the hotels are recognized when the services are delivered and are recorded net of any sales or occupancy taxes collected from guests.

Non-departmental expenses

Non-departmental expenses include hotel-level general and administrative expenses, advertising and marketing costs, repairs and maintenance, frequent guest programs, franchise fees and utility costs. Non-departmental expenses are expensed as incurred.

Interest rate derivative instruments

The Company’s derivative transactions consist of two interest rate cap agreements entered into to mitigate the Company’s exposure to increasing borrowing costs in the event of a rising interest rate environment. The Company has elected not to designate its interest rate cap agreements as cash flow hedges. Therefore, changes in the fair values of the interest rate caps are recorded as unrealized gain or loss on derivatives in the accompanying condensed combined consolidated statement of operations and comprehensive income (loss).

The valuation of the interest rate caps are determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The cash receipts are based on an expectation of future interest rates using a forward curve that is derived from observable market interest rate curves.

The analysis has incorporated credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements. Management evaluated the counterparty’s

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

nonperformance risk based on the counterparty’s most recent credit rating and any changes in credit rating over the past year. In adjusting the fair value of the derivative contract for the effect of nonperformance risk, management has considered the impact of netting and any applicable credit enhancements. Management concluded that the nonperformance risk is insignificant and no adjustment to the value was necessary for this input. Therefore, all inputs used to value the derivatives fall within Level 2 of the fair value hierarchy and the derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Income taxes

Except as described below, the Company is not a taxpaying entity and, accordingly, records no federal income taxes. The members are individually responsible for reporting their share of the Company’s taxable loss on their income tax returns.

Grace Acquisition I and TRS Holdings (the Taxable Entities) are subject to federal and state income taxes. The Taxable Entities account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

The Taxable Entities have recorded a valuation allowance equal to 100% of the net deferred tax assets due to the uncertainty of realizing the benefit of their accumulated net operating losses. For the three and nine months ended September 30, 2014 and 2013, Grace Acquisition I and TRS Holdings’ effective tax rates were zero due to the uncertainty of realizing these net deferred tax assets. The net operating losses begin to expire in 2022.

Segment reporting

The Company considers each of its hotels to be an operating segment, none of which meets the threshold for a reportable segment as prescribed by the authoritative accounting guidance. The Company allocates resources and assesses operating performance based on each individual hotel. Additionally, the Company aggregates these individually immaterial operating segments into one segment using the criteria established by the authoritative accounting guidance, including the similarities of its product offering, types of customers and method of providing service.

Reclassifications

Certain amounts in the condensed combined consolidated financial statements for the three and nine months ended September 30, 2013 have been reclassified for discontinued operations. These reclassifications have no effect on the results of operations previously reported.

Recently issued accounting standards

In April 2014, the FASB issued Accounting Standards Update, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASU 2014-08). ASU 2014-08 revises the definition of discontinued operations by limiting discontinued operations reporting to disposals of components of an entity that represent strategic shifts that have (or will have) a major effect on an entity's operations and financial results, removing the lack of continuing involvement criteria and requiring discontinued operations reporting for the disposal of an equity method investment that meets the definition of discontinued operations. The update also requires expanded disclosures for discontinued operations, including disclosure of pretax profit or loss of an individually significant component of an entity that does not qualify for discontinued operations reporting. ASU 2014-08 is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. Upon adoption of this standard, the Company’s management will be required to evaluate whether a disposal meets the discontinued operations requirements under ASU 2014-08. The Company will make the additional disclosures upon adoption. The Company’s management does not expect the adoption of this standard to have an impact on the Company’s financial position, net results of operations or cash flows.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

On May 28, 2014, the FASB issued Accounting Standards Update 2014-09 Revenue from Contracts with Customers (ASU 2014-09), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting. The Company will make additional disclosures upon adoption.

3. NOTES PAYABLE:

The Company has the following notes payable outstanding (in thousands):

Indebtedness	Maturity Date	Interest Rate	September 30, 2014 Debt Balance	December 31, 2013 Debt Balance
GE Mortgage	Nov. 2014	LIBOR(1) + 6.86%(2)	$—	$955,266
GACC Loan	May 2016	LIBOR + 3.30%(3)	976,000	—
Mortgages (7 hotels)	Dec. 2016	5.865%	77,612	78,766
Mortgages (6 hotels)	Oct. 2016	5.650%	24,944	25,582
Mortgages (6 hotels)	Dec. 2015	5.440%	49,442	50,772
Junior Subordinated Debt	Jul. 2035	LIBOR(4) + 2.85%	50,000	50,000
Mortgage A	Mar. 2015	5.770%	3,762	3,866
			$1,181,760	$1,164,252
Fair value adjustment			(1,780)	(2,527)
			$1,179,980	$1,161,725

(1)	LIBOR floor of 1%.
(2)	Weighted average spread over 90-day LIBOR as of December 31, 2013.
(3)	Weighted average spread over 30-day LIBOR as of September 30, 2014; the 30-day LIBOR rate was 0.16% as of September 30, 2014.
(4)	The 90-day LIBOR rates were 0.24% and 0.25% as of September 30, 2014 and December 31, 2013, respectively.

On April 11, 2014, subsidiaries of Senior Mezz refinanced the GE Mortgage with a new $976 million loan originated by German American Capital Corporation (the GACC Loan). In connection with the refinancing, the “cash trap” under the GE Mortgage and the cash flow pledge of the 20 hotels which were not collateral on the GE Mortgage ceased. The GACC Loan is recorded at cost and is secured by 106 of the Company’s hotels. The GACC Loan bears interest at 30-day LIBOR plus 3.30% with interest only due monthly in arrears and matures in May 2016. The GACC Loan has three one-year extension options available upon the satisfaction of certain conditions, the most restrictive of which is a debt yield test.

The Company recognized interest on the GE Mortgage under the effective interest method. In conjunction with the repayment of the GE Mortgage on April 11, 2014, the Company wrote-off the interest accrued under the effective interest method, but which was not due or payable to the lender. This write-off resulted in a gain of $13,199,329, which is included in gain on extinguishment of debt in the accompanying combined consolidated statements of operations and comprehensive income (loss).

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

3. NOTES PAYABLE:  – (continued)

During the three and nine months ended September 30, 2014 GSMC earned interest of $0 and $552,000 respectively, under the GE Mortgage. No interest or fees were earned by GSMC under the GE Mortgage in the three or nine months ended September 30, 2013.

During the three and nine months ended September 30, 2014, the Company paid approximately $0 and $21,088,000 of deferred financing fees, respectively, of which a fee of approximately $3,904,000 was paid to GSMC in connection with the origination of the GACC Loan and this fee is included in deferred financing costs in the accompanying condensed combined consolidated balance sheets.

Also in connection with the refinancing of the GE Mortgage, the restriction on the payment of asset management fees terminated. In April 2014, the Company paid $4,650,000 in accrued asset management fees to Goldman Sachs Realty Management, L.P. (RMD) and RMD forgave $6,708,000 in accrued asset management fees. This forgiveness was recorded as an increase in members’ equity as the indebtedness was forgiven by RMD, an affiliate of the Company.

4. PREFERRED STOCK OF SUBSIDIARY:

In May 2008, Grace Acquisition I ceased dividend payments to its preferred shareholders due to the “cash trap” under the GE Mortgage. The GACC Loan does not currently restrict the use of the Senior Mezz subsidiaries’ cash to the same extent that the GE Mortgage did (but it may in the future) and the pledge of the cash flow from Grace’s 20 hotels was terminated. Grace Acquisition I’s board of directors did not declare a dividend for the 2014 third quarter due primarily to its current cash position, anticipated capital improvement projects at Grace’s hotels and the debt maturing in March 2015. As of September 30, 2014, Grace Acquisition I had $83,092,000 in accumulated, undeclared preferred stock dividends. Since at least six quarters of dividends on the Series B and C cumulative preferred stock are outstanding, the preferred shareholders are entitled to elect two members to the board of directors of Grace Acquisition I. Grace Acquisition I has attempted to hold three meetings to elect the new board members; however, at each meeting a quorum was not achieved and, therefore, an election did not occur.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS:

As cash and cash equivalents and restricted cash have maturities of less than three months, the carrying values of cash and cash equivalents and restricted cash approximate fair value (Level 1 of the fair value hierarchy). The carrying values of accounts receivable, accounts payable and accrued liabilities and accrued interest payable approximate fair value due to the short maturity of these instruments (Level 2 of the fair value hierarchy).

The fair value of the Company’s notes payable is approximately $1.2 billion as of September 30, 2014 and December 31, 2013. The fair value of the Company’s notes payable has been estimated based on a discounted cash flow analysis using a discount rate representing the Company’s estimate of the rate that would be used by market participants (Level 2 of the fair value hierarchy). Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

The fair value of the interest rate derivative instrument changes during the life of the instruments as a function of maturity, interest rates and the credit standing of the instrument seller.

6. DISCONTINUED OPERATIONS:

During the nine months ended September 30, 2013, the Company sold one of the individually mortgaged hotels. In addition, the Company sold three additional hotels in November 2013, which were classified as held for sale as of September 30, 2013. The operating results of these four hotels have been reported as discontinued operations in the condensed combined consolidated statements of operations and comprehensive

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

6. DISCONTINUED OPERATIONS:  – (continued)

income (loss). The following table summarizes the operating results of the discontinued operations (in thousands) for the three and nine months ended September 30, 2013:

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Hotel revenues	$4,849	$14,387
Direct hotel expenses	(2,635)	(8,058)
Property taxes, ground lease, insurance and property management fees	(318)	(1,320)
Corporate overhead	(40)	(111)
Asset management fees	(58)	(194)
Depreciation and amortization	(895)	(2,905)
Interest expense	(289)	(1,083)
Loss on sale of investment in real estate	(32)	(226)
Income (loss) from discontinued operations	$582	$490

7. PROPERTY TAX, GROUND LEASE, INSURANCE AND PROPERTY MANAGEMENT FEES:

Property tax, ground lease, insurance and property management fees from continuing operations consists of the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Property tax	$4,622	$4,121	$13,695	$12,649
Ground lease	397	399	1,208	1,200
Insurance	1,099	1,080	3,274	3,181
Property management fees	2,400	2,339	6,994	6,554
	$8,518	$7,939	$25,171	$23,584

8. COMMITMENTS AND CONTINGENCIES:

The Company is involved in various legal proceedings and disputes arising in the ordinary course of business. The Company does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position, continuing operations or cash flows of the Company, other than as disclosed herein.

In September 2013, a putative class action lawsuit (the Johnson Lawsuit) was filed in the Circuit Court of Shelby County, Tennessee by several current and former shareholders of the Series B and C preferred shares of Grace Acquisition I. The complaint, which alleges, among other things, breach of contract and breach of fiduciary duty that resulted in the loss of Series B and Series C preferred share value, names Grace Acquisition I, members of Grace Acquisition I’s board of directors, PFD Holdings, LLC, GS Group, Whitehall, Goldman Sachs Realty Management, L.P. and Grace I as defendants. Shortly after the filing of the Johnson Lawsuit, the defendants removed the case to Federal Court. In November 2013, the plaintiffs filed a motion to remand the case back to the Circuit Court, which the defendants have opposed. On July 28, 2014, the Federal Court denied the plaintiffs’ motion to remand. In addition, in January 2014, the defendants also filed a motion to dismiss the Johnson Lawsuit. The Federal Court has not yet ruled on that motion. In October 2013, a similar lawsuit was filed by another plaintiff in the same Circuit Court (the Dent Lawsuit), alleging similar breaches against several of the same defendants named in the Johnson lawsuit, in addition to

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

8. COMMITMENTS AND CONTINGENCIES:  – (continued)

a former member of the Company’s board of directors. In January 2014, the plaintiffs and defendants in the Dent Lawsuit agreed to stay that case in favor of proceedings in the aforementioned Johnson Lawsuit. In August 2014, the Company and the other defendants entered into a non-binding memorandum of understanding with respect to a settlement of the claims raised in the Johnson Lawsuit. The agreement generally provides for the following: (1) the effectuation of a merger that will result in exchange of $26.00 in cash for each share of Series B and C stock outstanding; (2) the establishment of a $6 million fund to be distributed pursuant to a plan of allocation to sellers of the Series B and C preferred stock; and (3) the payment of reasonable counsel fees, as awarded by the Court. Therefore, during the second quarter, the Company accrued $24.25 million related to the agreement which is included in accounts payable and accrued liabilities in the accompanying condensed combined consolidated balance sheets and in contingent loss on litigation settlement in the condensed combined consolidated statements of operations and comprehensive income (loss). The Company anticipates funding the settlement with cash on hand or, if necessary, funding from Whitehall. The Company expects that the settlement of the Johnson Lawsuit, if approved, will result in the release of those claims asserted in the Dent Lawsuit by plaintiff class members. Ongoing defense costs will be expensed as incurred.

As of September 30, 2014, all of the hotels are operated under franchise agreements and are licensed as Hampton Inn (43 hotels), Residence Inn (25), Courtyard (17), Hyatt Place (15), Homewood Suites (10), SpringHill Suites (7), Hilton Garden Inn (3), Fairfield Inn & Suites (2), Holiday Inn (1), Embassy Suites (1), Holiday Inn Express (1) and TownePlace Suites (1).

The franchise agreements generally require the payment of fees based on a percentage of hotel room revenue. Under the franchise agreements, the Company is periodically required to make capital improvements to the hotels in order for them to meet the franchisors’ brand standards. Additionally, under certain loan covenants, the Company is obligated to fund 4% to 5% of total hotel revenues to a separate room renovation account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

Whitehall has guaranteed up to $50,000,000 of the Company’s obligations under the franchise agreements with certain franchisors.

The Company maintains property insurance coverage for catastrophic losses such as hurricanes, earthquakes or floods. For such catastrophic losses, the Company may have higher deductibles or increased self-insurance risk if certain criteria are met, ultimately increasing the potential risk of loss.

In September 2007, a putative class action lawsuit was filed in the Circuit Court of Shelby County, Tennessee (the “Circuit Court”) on behalf of the former Series B and Series C preferred shareholders of Equity Inns, Inc. (the “Plaintiffs”) alleging breaches of fiduciary duty against Equity Inns’ former directors (the “Defendants”). This complaint does not name Equity Inns, Inc. or any corporate entity as a defendant. In February 2008, the Circuit Court denied Defendants’ motion to dismiss the complaint. In April 2010, the Circuit Court granted Plaintiffs’ motion for class certification, which was ultimately appealed and vacated by the Tennessee Court of Appeals and remanded back to the Circuit Court. During the second quarter of 2012, Plaintiffs filed a second amended complaint and a new motion for class certification. In April 2013, the Circuit Court granted the new motion and certified a class and three subclasses. The Defendants appealed the Circuit Court's ruling, and in May 2014 the Tennessee Court of Appeals vacated the Circuit Court’s order certifying a class and remanded the case to the Circuit Court for further proceedings consistent with its opinion. The Company does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position, continuing operations or cash flows of the Company.